Exhibit 99.1

CONTACT: Sara Grootwassink		6110 Executive Blvd., Suite 800 Rockville, Maryland 20852
Chief Financial Officer		Tel 301-984-9400
Direct Dial: 301-255-0820		Fax 301-984-9610
E-Mail: sgrootwassink@writ.com		www.writ.com
Newspaper Quote: WRIT

Page 1 of 7	FOR IMMEDIATE RELEASE	February 15, 2007

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER 2006 RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) today reported the following financial results for the fourth quarter ended December 31, 2006:

Fourth Quarter

•	Funds from Operations (FFO) (1) for the quarter ended December 31, 2006 was $25.2 million, or $0.56 per diluted share, an increase of $2.4 million, or $0.02 per diluted share from the prior year.

•

Net income for the quarter ended December 31, 2006 was $10.1 million, or $0.22 per diluted share, compared to $11.1 million, or $0.26 per diluted share in the same period one year ago. The decrease is primarily due to higher interest expense and, on a per share basis, due to increased dilution from the equity offering in June 2006.

Full Year

•	Funds from Operations (FFO) for the year ended December 31, 2006 was $92.8 million, or $2.12 per diluted share, an increase of $5.4 million, or $0.05 per diluted share from the prior year.

•

Net income for the year ended December 31, 2006 was $38.7 million, or $0.88 per diluted share, compared to $77.6 million, or $1.84 per diluted share in 2005. The decrease is primarily due to a $37.0 million gain on property disposal, higher interest expense, and higher depreciation and amortization associated with owning more properties.

FFO is a non-GAAP financial measure. A reconciliation of net income to FFO is provided on the attached income statement.

Operating Results

Core Net Operating Income (3) for the fourth quarter increased 4.7% compared to the same period one year ago, as a result of Core NOI increases in all of WRIT’s property sectors, as follows:

•	Multifamily and Industrial properties’ Core NOI increased 12.0% and 3.5%, respectively, primarily due to higher rental rates achieved in both sectors.

•	General purpose office properties’ Core NOI increased 5.4% primarily due to increased occupancy, 320 bps higher than the same period last year, primarily from the lease up of Maryland Trade Center I.

•	Retail properties’ Core NOI increased 1.8% primarily due to the increased revenues from the Harris Teeter lease at The Shoppes at Foxchase.

•	Medical office properties’ Core NOI increased 0.4%, with 98.5% core occupancy for the fourth quarter.

Core occupancy was 94.3% during the fourth quarter, an increase of 150 bps from the same period the prior year.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Development/Redevelopment Activity

During the fourth quarter, WRIT completed the redevelopment of The Shoppes at Foxchase in Alexandria, VA, a 133,000 square foot retail shopping center, with an approximate cost of $12.0 million. This retail center is anchored by the grocery store, Harris Teeter.

At year-end, three development projects were in progress:

•

Bennett Park, formerly Rosslyn Towers, is a ground-up development project in Arlington, VA consisting of a high-rise and a mid-rise Class A apartment building with a total of 224 units and 5,900 square feet of retail space. Construction is anticipated to be completed on the high-rise building in third quarter 2007 and on the mid-rise in second quarter 2007. Total cost of the project is estimated to be $76.6 million.

•

The Clayborne Apartments, formerly South Washington Street, is a ground-up development project in Alexandria, VA, adjacent to our 800 South Washington retail property. This project is a 75-unit Class Apartment building that will include 2,600 square feet of additional retail space. Construction is anticipated to be completed on the building in third quarter 2007. Total cost of the project is estimated to be $32.7 million.

•

Dulles Station is a 180,000 square feet development project of office and retail space located in Herndon, VA. Phase One of the Dulles Station development is anticipated to be completed third quarter 2007 with an estimated cost of $52.0 million.

2006 Highlights

•

WRIT acquired 14 properties for a total cost of $303 million during the year. The acquisitions include 533,100 square feet of general purpose office, 404,770 square feet of industrial, 227,200 square feet of retail shopping centers, and 337,100 square feet of medical office properties.

•

WRIT raised over $350 million of capital, issuing $110 million of 3.875% Convertible Senior Notes, $150 million of 5.95% Senior Unsecured Notes, and 2.7 million common shares. In addition, WRIT entered into an unsecured revolving credit facility with an initial capacity of $200 million, an increase of $115 million from the prior facility.

•	The Board added two Trustees, Mr. Edward S. Civera and Mr. Thomas E. Russell, III. Mr. George F. “Skip” McKenzie was appointed President and Chief Operating Officer effective May 30, 2006.

•	WRIT increased its dividend for the 36th consecutive year and achieved its 34th consecutive year of increased FFO per share.

Subsequent Events

On January 17, 2007, WRIT issued $135 million of 3.875% Convertible Senior Notes due 2026. WRIT used the net proceeds from the offering to repay borrowings under its lines of credit and for general corporate purposes. The $15 million over-allotment option was exercised and closed on January 30, 2007.

On February 9, 2007 WRIT acquired a portfolio of five, single-story, industrial/flex buildings within 270 Technology Park in Frederick, Maryland for $26.5 million. The portfolio consists of 157,000 square feet and 595 parking spares. The acquisition was funded with cash from WRIT’s January 17, 2007 convertible debt offering, discussed above.

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 4th Quarter Earnings on Friday, February 16, 2007 at 11:00 A.M., Eastern Standard Time. Conference call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Conference ID:	5748531

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

The instant replay of the Conference Call will be available until March 2, 2007 at 11:59 PM Eastern Standard Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Conference ID:	5748531

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. On-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 83 properties consisting of 14 retail centers, 24 general purpose office properties, 13 medical office properties, 23 industrial/flex properties, 9 multi-family properties and land for development. WRIT’s dividends have increased every year for 36 consecutive years and FFO per share has increased every year for 34 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2005 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(2)

Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(3)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. Core Operating NOI is calculated as real estate rental revenue less real estate operating expenses for those properties owned for the entirety of the periods being evaluated. Core Operating NOI is a non-GAAP measure.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Economic Occupancy Levels by Core Portfolio (i) and All Properties

	Core Portfolio			All Properties
Sector	4TH QTR 2006		4TH QTR 2005	4TH QTR 2006		4TH QTR 2005
Multifamily	94.0	%(ii)	92.0%	94.0%		92.0%
Office Buildings	92.2%		89.0%	92.3%		89.0%
Medical Office	98.5%		98.5%	98.5%		98.5%
Retail Centers	99.0%		98.6%	94.9	%(iii)	98.6%
Industrial/Flex Centers	93.2%		94.9%	92.9%		94.9%
Overall Portfolio	94.3%		92.8%	93.8%		92.8%

(i)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q4 2006 and Q4 2005, core portfolio properties exclude:
Office Acquisitions: 6565 Arlington Blvd, West Gude Office Park and The Ridges;
Medical Office Acquisitions: Alexandria Professional Center, 9707 Medical Center Drive, 15001 Shady Grove Rd, Plumtree Medical Center, 15005 Shady Grove Rd and The Crescent;
Retail Acquisitions: Randolph Shopping Center and Montrose Shopping Center, and
Industrial Acquisitions: Hampton Overlook, Hampton South and 9950 Business Parkway.

(ii)	Multifamily occupancy level for Q406 is 94.6% without the impact of units off-line for planned renovations at Bethesda Hill. The overall portfolio occupancy is 94.4% without this impact.

(iii)	Montrose Shopping Center was 58% leased when purchased in May 2006.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
OPERATING RESULTS
Revenue
Real estate rental revenue	$58,993	$49,258	$219,662	$190,046
Expenses
Real estate expenses	18,254	15,041	67,269	58,116
Depreciation and amortization	15,074	11,694	54,170	47,161
General and administrative	2,461	1,644	12,622	8,005

	35,789	28,379	134,061	113,282

Other (expense) income:
Interest expense	(13,392)	(10,074)	(47,846)	(37,743)
Other income	269	263	906	918
Other income from property settlement	—	—	—	504

	(13,123)	(9,811)	(46,940)	(36,321)

Income from continuing operations	10,081	11,068	38,661	40,443
Discontinued operations:
Income (loss) from operations of properties sold or held for sale	—	—	—	184
Gain on property disposed	—	—	—	37,011

Net Income	$10,081	$11,068	$38,661	$77,638

Income from continuing operations	$10,081	$11,068	$38,661	$40,443
Other income from property settlement	—	—	—	(504)
Continuing operations real estate depreciation and amortization	15,074	11,694	54,170	47,161

Funds from continuing operations	$25,155	$22,762	$92,831	$87,100

Income (loss) from discontinued operations before gain on disposal	—	—	—	184
Discontinued operations real estate depreciation and amortization	—	—	—	71

Funds from discontinued operations	—	—	—	255

Funds from operations(1)	$25,155	$22,762	$92,831	$87,355

Tenant improvements	(2,143)	(3,520)	(9,473)	(8,932)
External and internal leasing commissions capitalized	(1,554)	(1,004)	(5,595)	(4,272)
Recurring capital improvements	(1,648)	(2,445)	(8,685)	(9,125)
Straight-line rents, net	(757)	(730)	(3,093)	(3,070)
Non real estate depreciation & amortization of debt costs	765	479	2,453	1,745
Amortization of lease intangibles, net	197	(10)	283	(10)
Amortization and expensing of Restricted Share and Unit Compensation	1,081	299	3,464	1,134
Other	—	—	—	301

Funds Available for Distribution (2)	$21,096	$15,831	$72,185	$65,126

Certain prior year amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per Share Data		2006	2005	2006	2005
Income from continuing operations	(Basic)	$0.22	$0.26	$0.89	$0.96
	(Diluted)	$0.22	$0.26	$0.88	$0.96
Net income	(Basic)	$0.22	$0.26	$0.89	$1.85
	(Diluted)	$0.22	$0.26	$0.88	$1.84
Funds from continuing operations	(Basic)	$0.56	$0.54	$2.13	$2.07
	(Diluted)	$0.56	$0.54	$2.12	$2.06
Funds from operations	(Basic)	$0.56	$0.54	$2.13	$2.08
	(Diluted)	$0.56	$0.54	$2.12	$2.07
Dividends paid		$0.4125	$0.4025	$1.6400	$1.6000
Weighted average shares outstanding		44,894	42,013	43,679	42,069
Fully diluted weighted average shares outstanding		45,122	42,131	43,874	42,203

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2006	December 31, 2005
Assets
Land	$294,977	$226,217
Income producing property	1,300,824	1,024,702

	1,595,801	1,250,919
Accumulated depreciation and amortization	(290,003)	(240,153)

Net income producing property	1,305,798	1,010,766
Development in progress (4)	120,656	58,241

Total investment in real estate, net	1,426,454	1,069,007
Cash and cash equivalents	8,721	4,938
Restricted cash	4,151	1,764
Rents and other receivables, net of allowance for doubtful accounts of 3,635 and 2,916, respectively	32,632	25,258
Prepaid expenses and other assets	59,307	38,192

Total Assets	$1,531,265	$1,139,159

Liabilities
Notes payable	$728,255	$518,600
Mortgage notes payable	237,073	169,617
Lines of credit	61,000	24,000
Accounts payable and other liabilities	45,291	32,002
Advance rents	6,325	5,572
Tenant security deposits	9,651	7,393

Total Liabilities	1,087,595	757,184

Minority interest	1,739	1,670

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 45,042 and 42,139 shares issued and outstanding, respectively	451	421
Additional paid-in capital	500,727	405,112
Distributions in excess of net income	(59,247)	(25,228)

Total Shareholders’ Equity	441,931	380,305

Total Liabilities and Shareholders’ Equity	$1,531,265	$1,139,159

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

(4)	Includes cost of land acquired for development.